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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: SEPTEMBER 15, 2003
                        (DATE OF EARLIEST EVENT REPORTED)



                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


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
          DELAWARE                           1-12534                   72-1133047
(State or Other Jurisdiction        (Commission File Number)        (I.R.S. Employer
      of Incorporation)                                            Identification No.)
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                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
              (Address of Registrant's Principal Executive Offices)



                                 (281) 847-6000
              (Registrant's Telephone Number, Including Area Code)


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ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
         PLANS

         Among other restrictions, the insider trading policy of Newfield Exploration Company ("Newfield") generally prohibits all directors, officers and employees of Newfield and its subsidiaries from trading in Newfield's securities during the period beginning on the first day of each calendar quarter and ending at the close of trading on the second trading day following the release of Newfield's earnings announcement for that quarter. During this period participants in Newfield's 401(k) plan are prohibited from changing the percentage of future contributions to be invested in the Newfield common stock investment option under the plan and from transferring or reallocating prior contributions from or to the Newfield common stock investment option. As a result, a "blackout period" (as defined in Regulation BTR promulgated under the Securities Exchange Act of 1934) will commence on October 1, 2003 and will end after the close of trading on the second trading day following the release of Newfield's quarterly earnings announcement for the quarterly period ended September 30, 2003. Newfield currently expects to release its quarterly earnings announcement during the week of October 26, 2003.

         Inquiries about the blackout period may be directed to C. William Austin by phone at (281) 847-6069 or in writing to Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NEWFIELD EXPLORATION COMPANY



Date:  September 15, 2003                    By:  /s/ TERRY W. RATHERT
                                                  --------------------------
                                                  Terry W. Rathert
                                                  Vice President and
                                                  Chief Financial Officer